UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2008 (July 22, 2008)
ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)
(614) 283-6500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On July 22, 2008, Michael W. Kramer, Executive Vice President and Chief Financial Officer of Abercrombie & Fitch Co. (“A&F” or the “Registrant”), notified the Registrant that he intended to resign from his positions with A&F and its subsidiaries and affiliates, effective August 18, 2008.
     Mr. Kramer has accepted a position with a company (which is not a competitor of A&F) as CEO and will be joining that company on August 18, 2008.
     Mr. Kramer has entered into an agreement (the “Agreement”) with Abercrombie & Fitch Management Co. setting forth the terms of Mr. Kramer’s separation from employment and service with A&F and its subsidiaries and affiliates. Pursuant to the Agreement, Mr. Kramer will be paid the equivalent of 12 months base salary ($775,000). In addition, Mr. Kramer will receive any earned incentive compensation for the period ending July 31, 2008, and accelerated vesting of certain of his outstanding stock awards, including 30,938 restricted stock units and 42,000 stock options. Mr. Kramer will also receive incidental benefits, such as health care continuation, in accordance with A&F’s past practices.
     Pursuant to the Agreement, Mr. Kramer agreed to a non-disclosure covenant (unlimited as to time), a 12-month non-competition covenant and a 24-month non-solicitation covenant. Mr. Kramer also agreed to cooperate with A&F and its subsidiaries and affiliates both in defense of any claims asserted against them and otherwise.
     The Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c)      Not Applicable
     (d) Exhibits:
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Agreement between Abercrombie & Fitch Management Co. and Michael Kramer, executed by each on July 22, 2008
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: July 24, 2008	By:	/s/ David S. Cupps

David S. Cupps Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated July 24, 2008
Abercrombie & Fitch Co.

Exhibit No.	Description

10.1	Agreement between Abercrombie & Fitch Management Co. and Michael Kramer, executed by each on July 22, 2008